EXHIBIT 23.3
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June 28, 2004




INDEPENDENT AUDITOR'S CONSENT




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Able Laboratories, Inc., relating to its Amended and Restated 2003 Stock Incentive Plan and Non-Plan Employee Options, of our report dated February 13, 2004, included in and incorporated by reference in the Annual Report on Form 10-K of Able Laboratories, Inc. for the year ended December 31, 2003.





Wolf & Company, P.C.
Boston, Massachusetts